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                                                                Exhibit 5.1



                                        October 4, 1996



Simula, Inc.
2700 North Central Avenue, Suite 1000
Phoenix, Arizona 85004

        RE:     REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-     )

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3 (File No.
33-     ), including amendments and exhibits thereto (the "Registration
Statement"), for the proposed offer and sale by Simula, Inc. (the "Company"), of up to 1,380,000 shares of Series A Convertible Preferred Stock of the Company, including 180,000 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), we are of the opinion that:

        At such time as (a) the pertinent provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and securities laws as may be applicable have been complied with, (b) the proposed form of Underwriting Agreement is duly executed and delivered by the parties thereto, and (c) the certificates representing the Shares have been duly executed, countersigned, registered, and delivered against payment therefor as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable.

        In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies:

                (ii) the accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

                (iii)   the accuracy and completeness of Company records.





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        The opinions expressed herein are limited solely to the laws of the
State of Arizona. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and can assume no responsibility for the applicability or effect of any such laws or principles.

        The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and further consent to the use of our name under the heading "Legal Matters" in the related Prospectus filed as part of the Registration Statement.

                                        Sincerely yours,


                                        /s/ Streich Lang, P.A.